UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

(Rule 14c-101)

SCHEDULE 14C INFORMATION STATEMENT

March 9, 2018

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

[X]	Filed by the registrant

[ ]	Filed by a party other than the registrant

[X]	Preliminary Information Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[ ]	Definitive Information Statement

TEXTMUNICATION HOLDINGS, INC.

(Name of Registrant as Specified In Charter)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)	Title of each class of Securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction : $____________

5)	Total fee paid: $_____________

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.

3) Filing Party:

4) Date Filed:

Textmunication Holdings, Inc.

1940 Contra Costa Blvd. Pleasant Hill, CA 94523

Telephone: 925-777-2111

INFORMATION STATEMENT PURSUANT TO SECTION 14 OF THE SECURITIES EXCHANGE ACT

OF 1934 AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE NOT REQUESTED TO SEND US A PROXY

Dear Textmunication Holdings, Inc., Stockholders:

NOTICE IS HEREBY GIVEN THAT on March 9, 2018, the Board of Directors of Textmunication Holdings, Inc., a Nevada corporation (hereinafter the “Company,” “we,” “our”), approved the following actions:

●	To authorize a reverse split of the Company’s outstanding shares of common stock, par value $0.0001 per share, with a split ratio of between 1 for 200 and 1 for 2,000, which will be determined by the Board of Directors (the “Reverse Split”);

●	To decrease the number of authorized shares of common stock of the Company, par value $0.0001 per share, from 4,000,000,000 shares to 100,000,000 shares; and

The Company obtained the written consent of the stockholders holding 4,000,000 shares of issued and outstanding Series A Preferred Stock and 2,000,000 shares of Series C Preferred Stock, which equals to approximately 56% of the voting power of the Company’s outstanding capital stock, as of March 9, 2018 (the “Majority Stockholders”), to affect the above corporation actions. Pursuant to Rule 14c-2 promulgated pursuant to the Securities Exchange Act of 1934, as amended, the corporate actions will not be effective until twenty (20) days after the date a Definitive Information Statement is filed with the Securities and Exchange Commission and a copy thereof is mailed to each of the Company’s stockholders. Notwithstanding the foregoing, we must notify the Financial Industry Regulatory Authority of the Reverse Split by filing the Issuer Company Related Action Notification Form no later than ten (10) days prior to the anticipated effective date of the Reverse Split.

THE CORPORATE ACTIONS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON THE FAIRNESS OR MERIT OF THE CORPORATE ACTIONS NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS INFORMATION STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS, AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER THE CORPORATE ACTIONS. WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ACCOMPANYING MATERIAL IS BEING SENT TO YOU FOR INFORMATIONAL PURPOSES ONLY.

No action is required by you. The accompanying Information Statement is furnished only to inform our stockholders of the corporate actions before they occur, in accordance with the requirements of United States Federal Securities Laws. This Information Statement is being mailed on or about March 26, 2018 to all of the Company’s stockholders of record as of the close of business on March 9, 2018.

By Order of the Board of Directors.

/s/ Wais Asefi
Name:	Wais Asefi
Title:	Chief Executive Officer

INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE

SECURITIES EXCHANGE ACT OF 1934 AND REGULATION 14C PURSUANT THERETO

March 9, 2018

Textmunication Holdings, Inc.

1940 Contra Costa Blvd. Pleasant Hill, CA 94523

Telephone: 925-777-2111

This Information Statement is distributed to inform our stockholders of action taken without a meeting by the written consent of the holders of a majority of the outstanding voting power of the Company.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement has been filed with the Securities and Exchange Commission (the “Commission”) and is being furnished by the Board of Directors of Textmunication Holdings, Inc., a Nevada corporation (the “Company”) (the “Board”), to the holders of record at the close of business on March 9, 2018 of the Company’s outstanding capital shares, par value $0.0001, pursuant to Rule 14c-2 promulgated pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Nevada Revised Statutes.

The cost of preparing and furnishing this Information Statement will be paid by the Company. We will mail this Information Statement to our registered stockholders and certain beneficial stockholders, when requested by brokerage houses, nominees, custodians, fiduciaries and other similar parties.

This Information Statement informs stockholders of the corporate actions approved by written consent by the Board and the stockholders holding 4,000,000 shares of issued and outstanding Series A Preferred Stock and 2,000,000 shares of Series C Preferred Stock, which equals approximately 56% of the voting power of the Company’s outstanding capital stock, as of March 9, 2018, 2018 (the “Majority Stockholders”).

Accordingly, all necessary corporate approvals to effectuate the corporate actions have been obtained. The Company is not seeking approval from its remaining stockholders. This Information Statement is furnished solely for the purpose of informing our stockholders, in the manner required pursuant to the Exchange Act and the Nevada Revised Statutes of the corporate actions. Pursuant to Section 14(c) of the Exchange Act and Rule 14c-2 promulgated pursuant thereto, the corporate actions will not be effective until twenty (20) days after the date a Definitive Information Statement is filed with the Commission and a copy thereof is mailed to each of our stockholders. The corporate actions are expected to become effective on or after April 16, 2018, or such later date as all conditions and requirements to effectuate the Reverse Split are satisfied. Therefore, this Information Statement is being sent to you for informational purposes only. Notwithstanding the foregoing, we must notify the Financial Industry Regulatory Authority of the Reverse Split by filing the Issuer Company Related Action Notification Form no later than ten (10) days prior to the anticipated effective date of the Reverse Split.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS, AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER THE CORPORATE ACTIONS. WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

The Company’s stockholders as of the record date are being furnished copies of this Information Statement. This Information Statement is first being mailed or furnished to our stockholders on or about March 26, 2018.

Pursuant to Rule 14c-2 promulgated pursuant to the Exchange Act, the corporate actions may not be effected until at least twenty (20) calendar days after the mailing of the Definitive Information Statement to the Company’s shareholders. Notwithstanding the foregoing, we must notify the Financial Industry Regulatory Authority of the Reverse Split by filing the Issuer Company Related Action Notification Form no later than ten (10) days prior to the anticipated effective date of the Reverse Split.

NOTICE OF ACTION TAKEN PURSUANT TO THE WRITTEN CONSENT OF A STOCKHOLDER HOLDING A MAJORITY OF THE VOTING POWER OF THE OUTSTANDING CAPITAL STOCK OF TEXTMUNICATION HOLDINGS, INC., DATED MARCH 9, 2018, IN LIEU OF A SPECIAL MEETING OF THE STOCKHOLDERS.

TO OUR STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that, on March 9, 2018, the Company obtained the written consent of its Board of Directors (the “Board”) and the written consent of the stockholders holding 4,000,000 shares of issued and outstanding Series A Preferred Stock and 2,000,000 shares of Series C Preferred Stock, which equals to approximately 56% of the voting power of the Company’s outstanding capital stock (the “Majority Stockholders”) to effectuate the corporate actions.

FORWARD-LOOKING STATEMENTS

This Information Statement and the documents to which we refer you in this Information Statement may contain forward-looking statements that involve numerous risks and uncertainties which may be difficult to predict. The statements contained in this Information Statement that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act, including, without limitation, the management of the Company and the Company’s expectations, beliefs, strategies, objectives, plans, intentions and similar matters. All forward-looking statements included in this Information Statement are based on information available to the Company on the date hereof. In some cases, you can identify forward-looking statements by terminology such as “may,” “can,” “will,” “should,” “could,” “expects,” “plans,” “anticipates,” “intends,” “believes,” “estimates,” “predicts,” “potential,” “targets,” “goals,” “projects,” “outlook,” “continue,” “preliminary,” “guidance,” or variations of such words, similar expressions, or the negative of these terms or other comparable terminology.

Forward-looking statements involve a number of risks and uncertainties, and actual results or events may differ materially from those projected or implied in those statements.

We caution against placing undue reliance on forward-looking statements, which contemplate our current beliefs and are based on information currently available to us as of the date a particular forward-looking statement is made. Any and all such forward-looking statements are as of the date of this Information Statement. We undertake no obligation to revise such forward-looking statements to accommodate future events, changes in circumstances, or changes in beliefs, except as required by law. In the event that we do update any forward-looking statements, no inference should be made that we will make additional updates with respect to that particular forward-looking statement, related matters, or any other forward-looking statements. Any corrections or revisions and other important assumptions and factors that could cause actual results to differ materially from forward-looking statements may appear in the Company’s public filings with the SEC, which are available to the public at the SEC’s website at www.sec.gov. For additional information, please see the section titled “Where You Can Obtain Additional Information” below.

ACTION BY BOARD OF DIRECTORS AND CONSENTING STOCKHOLDER

In accordance with the Nevada Revised Statutes, as amended, on March 9, 2018, by written consent, the Board adopted resolutions approving the following actions:

●	To authorize a reverse split of the Company’s outstanding shares of common stock, par value $0.001 per share, with a split ratio of between 1 for 200 and 1 for 2,000, which will be determined by the Board of Directors (the “Reverse Split”);

●	To decrease the number of authorized shares of common stock of the Company, par value $0.0001 per share, from 4,000,000,000 shares to 100,000,000 shares.

To obtain the approval of our stockholders for the above corporate actions, we could have convened a special meeting of our stockholders for the specific purpose of voting on the actions. However, the Nevada Revised Statutes provide that any action that may be taken at any annual or special meeting of our stockholders may be taken without a meeting and without prior notice if a consent in writing setting forth the action taken is signed by the holders of outstanding shares of voting capital stock having not less than the minimum number of votes that would be necessary to take such action. To eliminate the costs and management time involved in holding a meeting and obtaining proxies and effect the above corporate actions as early as possible in order to accomplish the purposes hereafter described, we elected to utilize the written consent of the Majority Stockholders.

As of March 9, 2018, there were issued and outstanding the following: 3,975,519,454 shares of Common Stock; 4,000,000 shares of Series A Preferred Stock; 66,667 shares of Series B Preferred Stock; and 2,000,000 shares of Series C Preferred Stock.

The Series A Preferred Stock votes along with Common Stock and each share of Series A Preferred Stock entitles the holder to 300 votes. The Series B Preferred Stock has no voting rights. The Series C Preferred Stock votes along with Common Stock and each share of Series C Preferred Stock entitles the holder to 875 votes.

Based on the foregoing, as of March 9, 2018, the total aggregate amount of votes entitled to vote regarding the approval of the Reverse Split was 5,238,149,745. Pursuant to the Nevada Revised Statutes at least a majority of the voting equity of the Company, or at least 2,619,074,873 votes are required to approve the corporate actions by written consent. The Majority Stockholders, which held 2,950,000,000 votes equal to approximately 56% of the voting equity of the Company, have voted in favor of the corporate actions, thereby satisfying the requirement pursuant to the Nevada Revised Statutes that at least a majority of the voting equity vote in favor of a corporate action by written consent.

The following table sets forth the names of the holders of the Common Stock, the number of shares of Common Stock held by such holder, the total number of votes that such holder voted in favor of the corporate actions and the percentage of the issued and outstanding voting equity of the Company that voted in favor thereof:

Name of Voting Stockholder	Class of Stock	Number of Shares held	Number of Votes held by such Stockholder	Number of Votes that Voted in Favor of the Reverse Split	Percentage of the Voting Equity that Voted in Favor of the Reverse Split
Wais Asefi	Series C Preferred Stock	2,000,000	1,750,000,000	1,750,000,000	33%
Wais Asefi	Series A Preferred Stock	4,000,000	1,200,000,000	1,200,000,000	23%
Total		6,000,000	2,950,000,000	2,950,000,000	56%

CORPORATE ACTION – REVERSE STOCK SPLIT

The Board and Majority Stockholder have authorized the Reverse Split. Any fractional shares will be rounded up to the next whole number. Stockholders have no rights pursuant to the Nevada Revised Statutes, the Company’s Articles of Incorporation, or the Company’s Bylaws, to exercise dissenters’ rights of appraisal with respect to the Reverse Split.

The Board believes the Reverse Split is necessary and advisable in order to maintain the Company’s financing and capital raising ability and generally maintain our flexibility in today’s competitive and rapidly changing environment.

Accordingly, it is the Board’s opinion that the Reverse Split would better position the Company to attract potential business candidates and provide our stockholders a greater potential return.

The Nevada Revised Statutes provide that the written consent of the holders of outstanding shares of voting capital stock having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted can approve an action in lieu of conducting a special stockholders’ meeting convened for the specific purpose of such action. The Nevada Revised Statutes, however, require that in the event an action is approved by written consent, a company must provide prompt notice of the taking of any corporate action without a meeting to the stockholders of record who have not consented in writing to such action and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the company. Accordingly, this Information Statement is to provide that notice.

This Information Statement contains a brief summary of the material aspects of the Reverse Split, approved by the Board and the Majority Stockholder.

Reason for the Reverse Split

The Board believes the Reverse Split is necessary and advisable in order to maintain financing and capital raising ability and, generally, maintain flexibility in today’s competitive and rapidly changing environment.

The Reverse Split will have the effect of creating newly authorized shares of our common stock. Any issuance of additional shares of our common stock would probably have the effect of diluting the earnings per share and book value per share of outstanding shares of common stock. Any additional shares of our common stock, when issued, would have the same rights and preferences as the shares of common stock presently outstanding. Additional shares of our common stock will be available for issuance by the Board for stock splits or stock dividends, acquisitions, raising additional capital, conversion of debt to equity, stock options, or other corporate purposes. The Company does not anticipate that it would seek authorization from its stockholders for issuance of such shares, unless required by applicable law.

There is no assurance that any effect on the price of the Company's common stock will result, or that the market price for the Company’s common stock, immediately or shortly after the Reverse Split becomes effective, will increase, or that any increase which may occur will be sustained. The Company cannot control the market’s reaction. Further, there can be no assurance that an increased market price, if it occurs as a result of the Reverse Split, will encourage more broker-dealers or investors to become involved in the Company’s common stock.

The Board believes that the Reverse Split and any resulting increase per share price of our common stock could also enhance the acceptability and marketability of our common stock to the financial community and investing public. Many institutional investors have policies prohibiting them from holding lower-priced stocks in their portfolios, which reduces the number of potential buyers of our common stock. Additionally, analysts at many brokerage firms are reluctant to recommend lower-priced stocks to their clients or monitor the activity of lower-priced stocks. Brokerage houses also frequently have internal practices and policies that discourage individual brokers from dealing in lower-priced stocks due to, among other reasons, the trading volatility often associated with lower-priced stocks. Some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Further, because brokers’ commissions on lower-priced stock generally represent a higher percentage of the stock price than commissions on higher priced stock, investors in lower-priced stocks pay transaction costs which are a higher percentage of their total share value, which may limit the willingness of individual investors and institutions to purchase our common stock.

Potential investors who might consider making investments in the Company may be unwilling to do so when the Company has a large number of shares issued and outstanding with little or no stockholders’ equity. In other words, the “dilution” which new investors could experience could discourage them from investing. A reduction in the total outstanding shares of our common stock may, without any assurance, make the Company’s capitalization structure more attractive.

For these reasons, the Board and Majority Stockholders have chosen to adopt and recommend the Reverse Split.

Effect of the Reverse Split

The principal effect of the Reverse Split will be the reduction in the number of shares of our common stock issued and outstanding on the effective date of the Reverse Split, from 3,975,519,454 shares, as of the effective date, to a number of shares within the range of 19,877,592 shares (if the minimum ratio of 1 for 200 is used) and 1,987,759 shares (if the maximum 1 for 2,000 ratio is used), depending on what the Board of Directors decides and further on the number of whole shares issuable for fractional shares resulting from the Reverse Split.

Our Board of Directors will have full discretion and authority to determine the ratio for the Reverse Split, within the range of 1 for 200 and 1 for 2,000, which we will announce upon receiving a market effective date from FINRA.

The Reverse Split will affect all of our common stockholders uniformly. Accordingly, the Reverse Split will dilute the equity interests and earnings per share of the existing holders of our common stock. The shares of our common stock issued pursuant to the Reverse Split will remain fully paid and non-assessable. The Reverse Split will not increase or decrease the market capitalization of the Company. The Reverse Split is not intended as, and will not have the effect of, a “going private transaction” under Rule 13e-3 of the Exchange Act.

The other primary effect of the Reverse Split will be to provide us with additional shares of common stock that will be available for various corporate purposes. We may use the shares of our common stock for, among other things:

●	Raising working capital through equity issuances;
●	Providing equity incentives to employees, officers or directors;
●	Establishing strategic relationships with other companies;
●	Expanding our business through acquisitions and other investment opportunities;
●	Paying existing and future obligations and commitments; and,
●	For general corporate purposes.

We have no definitive plans to issue any such shares, although we evaluate, from time to time, potential transactions that may result in the issuance of such shares. The Board believes that it is advisable and in our best interests to have available additional authorized but unissued shares of common stock adequate to provide for our future needs. The unissued shares of our common stock will be available for issuance from time to time as may be deemed advisable or required for various purposes, including the issuance of shares in connection with financing or acquisition transactions.

The history of similar reverse stock splits for companies in similar circumstances is varied. If the Reverse Split is effected and the market price of our common stock declines, the percentage decline as an absolute number and as a percentage of the Company’s overall market capitalization may be greater than would occur in the absence of the Reverse Split.

The liquidity of our common stock could be affected adversely by the decreased number of shares of our common stock outstanding after the Reverse Split. Although the Board believes that a higher stock price could help generate investor interest and increased volume in trading of our common stock, there can be no assurance that the Reverse Split will result in a per share price that will attract institutional investors or investment funds, or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the decreased liquidity that may result from having fewer shares issued and outstanding may not be offset by increased investor interest in our common stock.

The Reverse Split will increase the number of shareholders who own odd-lots. An odd-lot is fewer than 4 shares. Such shareholders may experience an increase in the cost of selling their shares and may have greater difficulty in making sales.

CUSIP Number

When the Reverse Split is effectuated, the Company’s common stock will receive a new CUSIP number, which is the number used to identify the Company’s equity securities, and stock certificates with the older CUSIP number will need to be exchanged for stock certificates with the new CUSIP number. Our common stock will continue to be quoted on the OTC Markets.

Anti-Takeover Effects of the Reverse Split

A possible effect of the Reverse Split may be to discourage a merger, tender offer or proxy contest, or the assumption of control by a holder of a large block of the Company’s voting securities and the removal of incumbent management. The Board could use the additional shares of our common stock available for issuance to resist or frustrate a third-party take-over effort favored by a majority of the independent stockholders that would provide an above market premium by issuing additional shares of our common stock.

The Reverse Split is not the result of the Board’s knowledge of an effort to accumulate any of the Company’s securities or to obtain control of the Company by means of a merger, tender offer, solicitation or otherwise. Nor is the Reverse Split a plan by the Board to adopt a series of amendments to the Articles of Incorporation or our Bylaws to institute an anti-takeover provision. We do not have any plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences. As specified above, the reason for the Reverse Split is to increase the amount of shares of common stock that we are able to issue in order to attract potential investors and conduct equity financings.

Although the Reverse Split is not being undertaken by the Board to institute an anti-takeover provision, in the future the Board could, subject to its fiduciary duties and applicable law, use the unissued shares of our common stock to frustrate persons seeking to take over or otherwise gain control of the Company by, for example, privately placing shares with purchasers who might side with the Board in opposing a hostile takeover bid. Shares of our common stock could also be issued to a holder that would thereafter have sufficient voting power to assure that any proposal to amend or repeal the Company’s Bylaws or certain provisions of the Articles of Incorporation would not receive the requisite vote. Such uses of our common stock could render more difficult, or discourage, an attempt to acquire control of the Company, if such transactions were opposed by the Board. However, it is also possible that an indirect result of the anti-takeover effect of the Reverse Split could be that our shareholders will be denied the opportunity to obtain any advantages of a hostile takeover, including, but not limited to, receiving a premium to the then current market price of our common stock, if the same was so offered by a party attempting a hostile takeover of the Company. We are not aware of any party’s interest in or efforts to engage in a hostile takeover attempt as of the date of this Information Statement.

Exchange Act Registration

We will continue to be subject to the periodic reporting requirements of the Exchange Act. Our common stock is, currently, registered pursuant to Section 12(g) of the Exchange Act and, as a result, we are subject to periodic reporting and other requirements. The Reverse Split will not affect the registration of our common stock pursuant to the Exchange Act.

Accounting Consequences

Upon the Reverse Split becoming effective, the par value per share of our common stock will remain unchanged at $0.0001 per share. As a result, on the effective date of the Reverse Split, the stated capital on the Company’s balance sheet attributable to our common stock will be reduced proportionally, based on the exchange ratio of the Reverse Split, from its present amount, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The net income or loss and net book value per share of common stock will be increased, because there will be fewer shares of our common stock outstanding. It is not anticipated that any other accounting consequences will result from the Reverse Split.

Effect of the Reverse Split on Convertible Securities

Proportionate adjustments will be made based on the ratio of the Reverse Split to the number of shares our common stock issuable upon the conversion of all outstanding convertible securities entitling the holders to convert into shares of our common stock. This will result in approximately the same aggregate conversion ratio required to assure the same value of shares of our common stock being delivered upon such conversion immediately following the Reverse Split as was the case immediately preceding the Reverse Split. The number of shares of our common stock reserved for issuance pursuant to these securities will be proportionately based upon the Reverse Split ratio, subject to the Company’s treatment of fractional shares.

No Going Private Transaction

Notwithstanding the decrease in the number of outstanding shares of our common stock following the Reverse Split, the Board does not intend for the Reverse Split to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 promulgated pursuant to the Exchange Act.

Beneficial Holders of Common Stock (shareholders who hold shares in street name)

Upon the implementation of the Reverse Split, the Company intends to treat shares of its common stock held by shareholders through a bank, broker, custodian or other nominee in the same manner as registered shareholders whose shares of common stock are registered in their names. Banks, brokers, custodians or other nominees will be instructed to effectuate the Reverse Split for their beneficial holders holding our common stock in street name. However, those banks, brokers, custodians or other nominees may have procedures different than those for registered shareholders for processing the Reverse Split. Shareholders who hold shares of our common stock with a bank, broker, custodian or other nominee and have any questions in this regard are encouraged to contact their banks, brokers, custodians or other nominees.

Registered “Book-Entry” Holders of Common Stock (shareholders that are registered on our transfer agent’s books and records but do not hold stock certificates)

Certain of the Company’s registered shareholders may hold some or all of their shares of our common stock electronically in book-entry form with our transfer agent. These shareholders do not have stock certificates evidencing their ownership of our common stock. They are, however, provided with statements identifying the number of shares of our common stock registered in their accounts.

Shareholders who hold shares of our common stock electronically in book-entry form with our transfer agent will not need to take action to receive whole shares of post-Reverse Split common stock (the exchange will be automatic), subject to adjustment for treatment of fraction shares.

Holders of Certificated Common Shares

Shareholders holding shares of the Company’s common stock in certificated form will be sent a transmittal letter by the Company’s transfer agent after the Reverse Split is effective. The letter of transmittal will specify instructions regarding how a shareholder should surrender his, her or its certificate(s) representing the Company’s common stock to our transfer agent in exchange for certificates representing the appropriate number of whole shares of post-Reverse Split common stock. No new certificates will be issued to a shareholder until such shareholder has surrendered all old certificates, together with a properly completed and executed letter of transmittal, to our transfer agent. No shareholder will be required to pay a transfer or other fee to exchange his, her or its old certificate(s). Shareholders will then receive new certificates representing the number of whole common shares that they are entitled to as a result of the Reverse Split, subject to the treatment of fractional shares. Until surrendered, the Company will deem outstanding old certificates held by shareholders to be cancelled and only represent the number of whole post-Reverse Split shares of our common stock to which those shareholders are entitled, subject to such treatment of fractional shares. Any old certificates submitted for exchange, whether because of a sale, transfer or other disposition, will automatically be exchanged for new certificates. If an old certificate has a restrictive legend, the new certificate will be issued with the same restrictive legend.

SHAREHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATES UNTIL REQUESTED TO DO SO.

CORPORATE ACTION – DECREASE IN AUTHORIZED SHARES OF COMMON STOCK

The Company’s Articles of Incorporation, as amended, authorizes the issuance of 4,000,000,000 shares of Common Stock, par value of $0.0001 per share. On March 9, 2018, the Board approved the decrease in authorized shares to authorize the decrease the Company’s authorized commons stock from 4,000,000,000 shares to 100,000,000 shares.

The Company’s leadership, at the Board’s discretion, plans to file the decrease in authorized shares of commons stock with the Secretary of State of Nevada. The decrease in our authorized capital stock will become effective on the date of filing. There is no change with respect to the number of authorized preferred shares.

Purposes of the Decrease in Authorized Shares

The principal purpose of the decrease in authorized shares is to more closely align our capital structure. While the Reverse Stock Split’s ratio has yet to be determined, any such action will create a sharp reduction in the number of outstanding shares of Common Stock and would, with no further action by us, result in a significant disparity in the ratio of our outstanding to authorized shares of Common Stock. By implementing the decrease in authorized shares following the Reverse Stock Split, we will still have a sufficient number of authorized shares of both common stock and preferred stock that will afford us maximum flexibility to issue shares of either class in the future while allowing us to have a proportionate capital structure.

Further, each year, we are required to make franchise tax payments to the State of Nevada in an amount determined, in part, by the total number of shares of stock we are authorized to issue. Therefore, the amount of this tax will be decreased if we reduce the number of authorized shares of our Common Stock (unless before and after such reduction, we are subject to the maximum tax amount).

Effect of the Decrease in Authorized Shares

Once we file the amendment for the decrease in authorized shares of Common Stock, it will have the immediate effect of reducing the total amount of authorized Common Stock. Unlike the Reverse Stock Split, it will have no impact on the number of shares you own.

No Dissenters’ Rights

Under the Nevada Revised Statutes, the Company’s Stockholders are not entitled to dissenters’ rights with respect to the decrease in authorized shares, and the Company will not independently provide Stockholders with any such right.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 9, 2018, certain information as to shares of our common stock owned by (i) each person known by us to beneficially own more than 5% of our outstanding common stock, (ii) each of our directors, and (iii) all of our executive officers and directors as a group. Unless otherwise stated, the address for each beneficial owner is at 1940 Contra Costa Blvd. Pleasant Hill, CA 94523.

Name and Address of Beneficial Owner	Common Stock			Series A Preferred Stock		Series C Preferred Stock
	Number of Shares Owned		Percent of Class(2)(3)	Number of Shares Owned	Percent of Class(2)(3)	Number of Shares Owned	Percent of Class(2)(3)
Wais Asefi	2,004,000,000,000	(1)	50%	4,000,000	100%	2,000,000	100%
David Thielen	-		-	-	-	-	-
All Directors and Executive Officers as a Group (2 persons)	2,004,000,000,000	(1)	50%	4,000,000	100%	2,000,000	100%
5% Holders
NONE

(1)	Includes 250,000,000 shares of common stock, 4,000,000 shares of Series A Preferred Stock that may convert into 4,000,000 shares of common stock, and 2,000,000 shares of Series C Preferred Stock that may convert into 1,750,000,000 shares of common stock.

(2)	Pursuant to Rules 13d-3 and 13d-5 of the Exchange Act, beneficial ownership includes any shares as to which a shareholder has sole or shared voting power or investment power, and also any shares which the shareholder has the right to acquire within 60 days, including upon exercise of common shares purchase options or warrants.

(3)	The percent of class is based on 3,975,519,454 shares of common stock outstanding, 4,000,000 shares of Series A Preferred Stock outstanding and 2,000,000 shares of Series C Preferred Stock outstanding as of March 9, 2018.

VOTING PROCEDURES

Pursuant to the Nevada Revised Statutes and our governing documents, the affirmative vote of the holders of a majority of the voting power of our capital stock is sufficient to amend our Articles of Incorporation, which vote was obtained by the written consent of the majority voting power as described herein. As a result, the amendment to our Articles of Incorporation has been approved and no additional votes will be needed.

REGULATORY APPROVAL

The Company is not aware of any material governmental or regulatory approval required for completion of the Reverse Split, other than compliance with the relevant federal and state securities laws and the Nevada Revised Statutes.

WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

This Information Statement should be read in conjunction with certain reports that we previously filed with the Commission. The Company is subject to the informational requirements of the Exchange Act and, in accordance therewith, files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and Form 10-Q with the Commission. Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at 100 F Street NW, Washington, D.C. 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street NW, Washington D.C. 20549, at prescribed rates. The Commission maintains a website on the Internet (http://www.sec.gov) that contains the filings of issuers that file electronically with the Commission through the EDGAR system. Copies of such filings may also be obtained by writing to Textmunication Holdings, Inc., at 1940 Contra Costa Blvd. Pleasant Hill, CA 94523 Telephone: 925-777-2111.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to the Company at 1940 Contra Costa Blvd. Pleasant Hill, CA 94523Telephone: 925-777-2111.

If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may mail notification to, or call the Company at, its principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

This Information Statement is provided to the holders of Common Stock of the Company only for information purposes in connection with the actions to be taken by written consent, pursuant to and in accordance with Rule 14c-2 of the Exchange Act. Please carefully read this Information Statement.

By Order of the Board of Directors

March 9, 2018

/s/ Wais Asefi
Wais Asefi
Chief Executive Officer – Director